ADVISORY BOARD CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into as of the [__] day of January, 2013 (“Effective Date”), by and between [_________] (“Consultant”) and Loton, Corp., a Nevada corporation (“Company”).

In consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Advisory Board Consulting Services. During the term of this Agreement, Consultant shall be a member of and serve on the Company’s Advisory Board. The Company may, from time to time, request Consultant to advise management of the Company with respect to various aspects of the Company’s business. Consultant agrees to provide such advisory services to the Company; provided that, it does not conflict with any of Consultant’s other business commitments.

Section 2. Term and Termination. This Agreement shall become effective on the date first written above and shall continue in full force and effect for one (1) year or until sooner terminated by either party, with or without cause, and with or without the giving of any reasons, by giving written notice thereof to the other party at least ten (10) calendar days before the termination is to be effective. Each party hereto acknowledges and agrees that neither party has made any representations or warranties (expressed or implied) to keep this Agreement in effect for any specified or minimum period of time.

Section 3. Compensation and Expenses. The Company will provide Consultant with the following compensation and expense reimbursement during the term of this Agreement:

3.1 Stock Grant. Consultant shall receive a grant of [_____] shares of the Company’s restricted common stock (“Stock Grant”), which shall vest on the date that is one year after the date of this Agreement and be subject to a lock-up of one (1) year from the date of vesting. The Stock Grant will be evidenced by and subject to the terms and conditions of a separate Notice of Grant and Restricted Stock Agreement.

3.2 Expenses. Any expenses incurred by Consultant at the request of the Company shall be reimbursed by the Company subject to receipt by the Company of appropriate documentation.

Section 4. Status. Neither this Agreement, nor any transaction under or relating to this Agreement, shall be deemed to create an agency, partnership or joint venture relationship between the parties hereto. Consultant shall not be an employee of the Company. Consultant is and shall be an independent contractor. Consultant shall have neither the power nor the authority to negotiate and/or execute agreements on behalf of the Company, and Consultant shall not be authorized to bind the Company in any way whatsoever.

Section 5. Proprietary Rights. Consultant acknowledges and agrees that Consultant has no right to or interest in the work, product, documents, reports or other materials created by Consultant specifically in connection with rendering strategic advisory services performed hereunder, nor any right to or interest in any copyright therein. Nothing contained herein shall prevent Consultant from performing similar services to other companies. The Company acknowledges that Consultant renders similar services to other similarly situated companies.

Section 6. Confidentiality.

6.1 Confidential Information Defined. The Company may disclose to Consultant non-public information to further the performance of this Agreement. “Confidential Information” means all information (written or oral) disclosed by the Company, including but not limited to technical, financial and business information relating to the Company’s products, services, processes, profit or margin information, finances, customers, suppliers, marketing, and future business plans. All Confidential Information shall remain the sole property of the Company, and Consultant shall have no rights to the Confidential Information. The obligations of Consultant under this Section 6 shall survive the termination of this Agreement.

6.2 Return of Information. At any time during the term of this Agreement or after the expiration of this Agreement, upon written request by the Company, Consultant shall return within three (3) business days all originals and copies thereof of any and all Confidential Information; however Consultant may keep one copy for his files.

6.3 Exceptions. Notwithstanding the other provisions of this Agreement, nothing received by Consultant shall be considered to be Confidential Information of the Company, if (a) it has been rightfully received by Consultant from a third party without confidentiality limitations; (b) it was known to Consultant prior to his first receipt thereof, as shown by files or other back-up documentation existing at the time of initial disclosure; or (c) it is required to be disclosed in the context of any administrative or judicial proceeding, provided that prior written notice of such required disclosure and an opportunity to oppose or limit disclosure is given to the Company.

Section 7. Miscellaneous.

7.1 Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, electronically by facsimile or sent by any express mail service, postage or fees prepaid at the following addresses:

If to Consultant, to: [Name] [Address] [Address] [Email]	If to the Company, to: Loton, Corp. 4751 Wilshire Blvd 3rd Floor Los Angeles, CA 90010 [Email] Attention: Chief Executive Officer

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed (a) on the day when personally served, including delivery by express mail and overnight courier, and (b) on the business day of confirmed transmission by telecommunications device.

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7.2 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof. This Agreement supersedes and terminates all prior agreements, arrangements and understandings between or among the Company and Consultant with respect to the subject matter hereof.

7.3 Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

7.4 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of California.

7.5 Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of Consultant and its successors.

7.6 No Conflicts. Consultant represents and warrants to the Company that, at all times during the term of this Agreement, Consultant’s performance of the services contemplated by this Agreement shall not conflict with any agreement, commitment or obligation on the part of Consultant to any employer or other third party.

7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

LOTON, CORP.

By:___________________________________

Name: Robert Ellin

Title: Chief Executive Officer

_____________________________________

[CONSULTANT NAME]

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